EXHIBIT 4.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company: ROCKET LAB USA, INC., a Delaware corporation (the “Company”)

Number of Shares: 728,835 Shares

Type/Series of Stock: Common Stock, $0.0001 par value, of the Company

Warrant Price: $4.87 per Share

Issue Date: December 29, 2023

Expiration Date: December 29, 2027 (See also Section 5.1(a))

Credit Facility: This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Master Equipment Financing Agreement, dated as of the date hereof among Trinity Capital Inc., a Maryland corporation with an office located at 1 North 1st Street, Floor 3, Phoenix, AZ 85004 (“Trinity”), as lender, and the Company and other borrowers parties thereto (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Trinity (together with any successor or permitted assignee or transferee of this Warrant, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1
EXERCISE.
1.1
Method of Exercise/Exchange. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company a fully executed copy of this Warrant together with a duly executed Notice of Exercise/Exchange in substantially the form attached hereto as Appendix 1 and, unless Holder is exchanging this Warrant pursuant to a cashless exchange set forth in Section 1.2 a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.
1.2
Cashless Exchange. In lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, in the event the Fair Market Value of one Share exceeds the Warrant Price on the date the Holder delivers this Warrant together with its Notice of Exercise/Exchange to the Company, Holder shall have the right to exchange this Warrant or any portion hereof for a number of Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exchanged. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to the Holder;

Y = the number of Shares with respect to which this Warrant is being exchanged (inclusive of the Shares surrendered to the Company in satisfaction of the aggregate Warrant Price);

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B = the Warrant Price.

1.3
Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise/Exchange to the Company (the “Fair Market Value”). If the Company’s common stock is not traded in a Trading Market, the fair market value of a Share shall be determined by the Board of Directors of the Company in its reasonable good faith judgement, taking into consideration, without limitation, the most recent sales of the Company’s capital stock.
1.4
Delivery of Certificate and New Warrant.
(a)
Promptly after Holder exercises or exchanges this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall, as promptly as practicable using commercially reasonable efforts following the receipt of a duly executed Notice of Exercise/Exchange and payment of the full exercise price therefor (or election of cashless exchange pursuant to Section 1.2 in such Notice of Exercise/Exchange), deliver to Holder or cause to be delivered to Holder a certificate or evidence of book-entry ownership through the Company’s transfer agent representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised or exchanged and has not expired, a new warrant of like tenor representing the Shares not so acquired. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date.
1.5
Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
1.6
Treatment of Warrant Upon Acquisition of Company.
(a)
Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in each case which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company to any person or “group” of persons (within the meaning of Section 13(d)(3) of the Exchange Act) of shares representing at least a majority of the Company’s then-total outstanding combined voting power in a transaction or series of related transactions whereby all holders of the Class are offered cash, securities or other property. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock in a transaction or series of related transactions, the primary purpose of which is a bona fide equity financing of the Company.

(b)
Treatment of Warrant in Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be exchanged pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such exchange, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise or exchange. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.
(c)
Treatment of Warrant in Other Acquisitions. Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the Company shall cause the acquiring, surviving or successor entity to assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant; provided, however, that if the fair market value of one Share as determined in accordance with Section 1.3 above in such Acquisition is greater than three times the Warrant Price then in effect then the acquiring, surviving or successor entity may elect not to assume the obligations of this Warrant and this Warrant shall terminate upon the consummation of such Acquisition, provided further, however, that the acquiring, surviving or successor entity and the Company shall give the Holder notice in accordance with Section 3.2(d) of this Warrant and reasonable opportunity to exercise or exchange this Warrant prior to the consummation of such Acquisition, and in any event the provisions of Section 5.1(b) shall be applicable upon such expiration.
(d)
As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market; and (iii) Holder would be able to publicly re-sell, within six months following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.

SECTION 2
ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.
2.1
Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased, provided the aggregate purchase price shall remain the same. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased, provided the aggregate purchase price shall remain the same.
2.2
Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, provided the aggregate purchase price shall remain the same and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.
2.3
No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (a) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (b) the then-effective Warrant Price.
2.4
Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer or other Company officer performing similar duties, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.
SECTION 3
REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1
Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:
(a)
This Warrant is,, and any warrants issued in substitution for or replacement of this Warrant shall be, duly authorized, and free of any liens, charges and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant.
(b)
The Shares which may be issued upon the exercise of this Warrant, all securities, if any, issuable upon conversion of the Shares and any warrants issued in substitution for or replacement of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any taxes, liens, charges and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c)
This Warrant constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.
(d)
No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Warrant except for the filing of a Form D with the Securities and Exchange Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of common stock of the Company are offered and/or sold, which compliance will be effected in accordance with such laws.
(e)
Neither the Company nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of this Warrant.
(f)
Neither of the Company or any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of the issuance of this Warrant under the Securities Act or cause this Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act.
3.2
Reporting. This Section 3.2 shall apply and be operative only at such time, if any, as the Company is not then required to file reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. So long as this Warrant has not been terminated or fully exercised, and after the financial obligations under the Loan Agreement have been fully repaid in cash, the Company shall deliver to the Holder:
(a)
promptly after the sending, copies of any communications that the Company has made available to stockholders of the Company;
(b)
within thirty (30) days of the end of each of the Company’s fiscal quarters, a copy of the Company’s detailed capitalization table, as of the last day of the fiscal quarter then ended;
(c)
within thirty (30) days of its completion, or upon request of Holder, a copy of the Company’s most recent 409A valuation report;
(d)
to the extent provided to all stockholders of the Company, within one hundred eighty (180) days following the end of each fiscal year, a copy of Borrower’s annual, audited financial statements consisting of a consolidated and consolidating balance sheet, income statement and cash flow statement prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and presenting fairly Company’s financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and certified as true and correct by Company’s chief financial officer, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Holder in its reasonable discretion. Notwithstanding the foregoing, if the Board of Directors of the Company determines in its reasonable discretion not to require an audit or review with respect to any fiscal year, then Company shall instead, to the extent provided to all stockholders of the Company, deliver, and Holder shall accept, company-prepared annual consolidated financial statements no later than one hundred eighty (180) days after the last day of such fiscal year; and

(e)
as soon as available, but no later than thirty (30) days after completion, copies of any amendments or restatements of the Company’s Charter or bylaws.
3.3
Notice of Certain Events. If the Company proposes at any time to:
(a)
declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b)
offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);
(c)
effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or
(d)
effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder notice thereof at the same time and in the same manner as Holder notifies the holders of the outstanding shares of the Class of such event.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1
Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.
4.2
Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
4.3
Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
4.4
Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
4.5
The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
4.6
No Voting Rights. Holder, as a Holder of this Warrant, understands that it will not have any voting rights, or any other rights of a stockholder of the Company, until the exercise of this Warrant.
SECTION 5
MISCELLANEOUS.
5.1
(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 P.M. Pacific time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exchange upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exchanged pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exchange to Holder.

5.2
Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3
Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). At the Holder’s request and subject to this Section 5.3, the Company will use its commercially reasonable efforts upon any resale of the Shares pursuant to Rule 144 under the Securities Act (if then available) to cause the Company’s transfer agent to remove the legend on the Shares set forth in Section 5.2 in connection with a sale.
5.4
[Reserved].
5.5
Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant to any transferee; provided, however, that in connection with any such transfer, Holder or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee, and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

5.6
Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of the Shares, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Shares in a name other than that of the Holder.
5.7
Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.7 All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Trinity Capital Inc.
Attn: Sarah Stanton
1 North 1st Street
Floor 3
Phoenix, AZ 85004
Telephone: (928) 541-0773
Facsimile: (480) 247-5099
Email: sstanton@trincapinvestment.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Rocket Lab USA, Inc.

Attention: Arjun Kampani, General Counsel

3881 McGowen Street

Long Beach, California 90808

Telephone: (714) 655 2936

Email: a.kampani@rocketlabusa.com

5.8
Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
5.9
Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
5.10
Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.
5.11
Entirety; Amendments. This Warrant and the appendices, schedules and attachments referred to herein constitute the entire agreement between Holder and Company as to the subject matter contemplated herein, and supersedes all prior agreements and understandings relating thereto. Each of the parties hereto acknowledges that no party hereto nor any agent of any other party whomsoever has made any promise, representation or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce it to execute this Warrant. No other agreements will be effective to change, modify, waive or terminate this Warrant in whole or in part unless such agreement is in writing and duly executed by each of the parties and Holder has provided prior written consent.
5.12
Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any other than the laws of the State of New York.
5.13
Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.
5.14
Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
5.15
Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York or California are closed.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY” ROCKET LAB USA, inc., a Delaware corporation By: /s/ Adam Spice Name: Adam Spice Its: Chief Financial Officer
“HOLDER” TRINITY CAPITAL INC., a Maryland corporation By: /s/ Sarah Stanton Name: Sarah Stanton Its: General Counsel and Secretary

[Signature Page to Warrant to Purchase Stock]

APPENDIX 1

NOTICE OF EXERCISE/EXCHANGE

1. The undersigned Holder hereby exercises its right purchase/exchange [circle one] ___________ shares of the Common Stock of Rocket Lab USA, Inc. (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ] check in the amount of $________ payable to order of the Company enclosed herewith

[ ] Wire transfer of immediately available funds to the Company’s account

[ ] Cashless Exchange pursuant to Section 1.2 of the Warrant

[ ] Other [Describe] __________________________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

___________________________________________
Holder’s Name

___________________________________________

___________________________________________
(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in SECTION 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):